PRESS RELEASE

First Citizens National Bank - 15 South Main Street - Mansfield, PA 16933 - 570-662-0422 - Fax: 570-662-8512

For Immediate Release

October 15, 2003

Contact: Kathleen Campbell, Senior Vice President, Marketing Director

570-662-0422

Fax: 570-662-8512

CITIZENS FINANCIAL SERVICES, INC. REPORTS THIRD QUARTER EARNINGS

Mansfield, PA - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its financial performance through September 30, 2003. Total assets increased $13.1 million to $445.8 million since December 31, 2002. Total liabilities increased $13.4 million to $407.7 million from $394.3 million during the same period. Total loans increased $15.6 million, or 5.2% to $314.1 million, while total deposits increased $13.3 million, or 3.6%, to $386.3 million during the same period. Earnings for the three-month and nine-month periods ending September 30, 2003 were $806 thousand and $3.6 million, respectively, as compared to $1.4 million and $4.2 million for the same periods ending September 30, 2002. Earnings per share for the quarter ending September 30, 2003 are $.28 per share as compared to $.50 per share for the same quarter of 2002. Likewise, year-to-date earnings per share through September 30, 2003 are $1.25 as compared to $1.47 for the same period last year. The consulting and non-compete agreement provided to the organization's retiring president has had a considerable impact on third quarter earnings. More details are provided below.

Core earnings remained stable which allowed our total stockholders' equity to moderately grow from $37.6 million one year ago to $38 million this year. At its regularly scheduled meeting on October 7, 2003, the Board of Directors of Citizens Financial Services, Inc., declared a cash dividend of $.19 per share payable on October 31, 2003, to its shareholders of record of October 17, 2003. This dividend represents an 8.5% increase over the dividends paid one year ago.

The Board of Directors recently entered into a consulting and non-compete agreement with Richard E. Wilber, President and CEO of Citizens Financial Services, Inc. and First Citizens National Bank which goes into effect upon Mr. Wilber's retirement on September 30, 2003. As part of the consulting and non-compete agreement, Mr. Wilber will provide consulting services at the request of the Board of Directors and will adhere to certain non-compete provisions. The financial impact of this agreement is an after-tax charge to earnings of approximately $554,500 in the third quarter of 2003. As a result, the third quarter earnings per share are $.28 per share. Without the effect of this charge to the third quarter earnings, earnings per share for the third quarter would have been approximately $.48.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: Ferris Baker Watts, Inc. 410-659-4600: Ryan, Beck & Co., 800-223-6807; Herzog, Heine, Geduld, Inc., 212-908-4000; Baird Patrick & Co., 212-493-6600; F.J. Morrissey & Co., Inc., 215-563-8500; Monroe Securities, Inc., 800-766-5560; Knight Secs LP, 212-336-8790; GVR Co., 800-638-8602; Hill Thompson Magin & Co., 800-631-3083; and Powell (EE) & Co., Inc., 412-391-4594.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties. First Citizens National Bank has offices in Genesee, Ulysses, Wellsboro, Weis Market (Wellsboro), Mansfield, Wal-Mart (Mansfield), Blossburg, Canton, Troy, Towanda, LeRaysville, Sayre, Gillett and Millerton.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands, except per share data)	2003	2002	2002
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,242	$ 11,173	$ 11,859
Interest-bearing	317	421	4,381
Total cash and cash equivalents	10,559	11,594	16,240

Available-for-sale securities	91,822	100,725	106,312

Loans (net of allowance for loan losses of $3,587, $3,621 and $3,486)	310,511	294,836	288,325

Premises and equipment	10,775	11,134	11,440
Accrued interest receivable	1,741	1,976	2,038
Goodwill	6,905	6,905	6,905
Core deposit intangible	1,087	1,413	1,521
Bank owned life insurance	7,064	-	-
Other assets	5,319	4,075	4,741

TOTAL ASSETS	$ 445,783	$ 432,658	$ 437,522

LIABILITIES:
Deposits:
Noninterest-bearing	$ 44,401	$ 40,143	$ 39,590
Interest-bearing	341,924	332,908	340,000
Total deposits	386,325	373,051	379,590
Borrowed funds	17,351	17,027	15,987
Accrued interest payable	1,683	2,077	1,900
Other liabilities	2,380	2,097	2,451
TOTAL LIABILITIES	407,739	394,252	399,928
STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares; issued
2,909,849 and 2,882,070 shares in 2003 and 2002, respectively	2,910	2,882	2,882
Additional paid-in capital	10,213	9,473	9,474
Retained earnings	25,663	24,447	23,553
TOTAL	38,786	36,802	35,909
Accumulated other comprehensive income	1,263	2,553	2,634
Less: Treasury Stock, at cost
96,962 and 55,162 shares in 2003 and 2002, respectively	(2,005)	(949)	(949)
TOTAL STOCKHOLDERS' EQUITY	38,044	38,406	37,594
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 445,783	$ 432,658	$ 437,522

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2003	2002	2003	2002
INTEREST INCOME:
Interest and fees on loans	$ 5,439	$ 5,461	$ 16,158	$ 16,071
Interest-bearing deposits with banks	6	27	27	58
Investment securities:
Taxable	703	1,178	2,468	3,684
Nontaxable	105	143	363	495
Dividends	76	85	235	278
TOTAL INTEREST INCOME	6,329	6,894	19,251	20,586
INTEREST EXPENSE:
Deposits	2,075	2,459	6,504	7,623
Borrowed funds	74	98	223	290
TOTAL INTEREST EXPENSE	2,149	2,557	6,727	7,913
NET INTEREST INCOME	4,180	4,337	12,524	12,673
Provision for loan losses	120	90	375	300
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,060	4,247	12,149	12,373
NON-INTEREST INCOME:
Service charges	779	822	2,261	2,334
Trust	142	148	437	430
Other	191	165	552	682
Gains on loans sold	100	42	326	86
Realized securities gains, net	114	38	514	254
TOTAL NON-INTEREST INCOME	1,326	1,215	4,090	3,786
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,680	1,905	6,516	5,426
Occupancy	252	240	770	745
Furniture and equipment	179	211	533	683
Professional fees	183	139	487	429
Amortization	109	109	326	349
Other	1,088	967	3,120	2,995
TOTAL NON-INTEREST EXPENSES	4,491	3,571	11,752	10,627
Income before provision for income taxes	895	1,891	4,487	5,532
Provision for income taxes	89	460	935	1,326
NET INCOME	$ 806	$ 1,431	$ 3,552	$ 4,206

OPERATING CASH EARNINGS**	$ 878	$ 1,503	$ 3,768	$ 4,437

Earnings Per Share	$ 0.28	$ 0.50	$ 1.25	$ 1.47
Cash Dividend Declared	$ 0.185	$ 0.170	$ 0.550	$ 0.505

Financial Highlights (In thousands, except per share and ratio data.)
(Unaudited)

Nine Months Ended September 30	2003	2002
` Net income
Comprehensive income	$ 3,552	$ 4,206
Per common share data:	2,262	5,628
Earnings per share
Cash dividends declared	1.25	1.47
Performance ratios:	0.55	0.505
Return on average assets
Return on average equity	1.09%	1.32%
	12.86%	16.71%
Three Months Ended September 30
Net income
Per common share data:	$ 806	$ 1,431
Earnings per share
Cash dividends declared	0.28	0.50
Performance ratios:	0.185	0.17
Return on average assets
Return on average equity	0.73%	1.32%
	8.60%	16.61%
At September 30
Assets
Investment securities:	$445,783	$ 437,522
Available-for-sale
Loans (net of unearned income)	91,822	106,312
Allowance for loan losses	314,098	291,811
Deposits	3,587	3,486
Stockholders' Equity	386,325	379,590
Non-performing assets	38,044	37,594
Average leverage ratio	2,302	2,845
Per common share data:	6.59%	6.25%
Book value
Market value (average of bid/ask price)	$ 13.53	$ 13.30
Market price to book value ratio	25.13	19.68
	185.70%	147.97%